As filed with the Securities and Exchange Commission on May 25, 2023
Registration No. 333- _____
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________
8x8, Inc.
(Exact Name of Registrant as Specified in Its Charter)
___________________________

Delaware	77- 0142404
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification No.)

675 Creekside Way
Campbell, CA 95008
(408) 727-1885
___________________________
(Address of Principal Executive Offices) (Zip Code)

8x8, Inc. 2022 Equity Incentive Plan
8x8, Inc. Amended and Restated 2017 New Employee Inducement Incentive Plan
______________________________
(Full Title of the Plans)

Laurence Denny
Secretary and Chief Legal Officer
8x8, Inc.
675 Creekside Way
Campbell, CA 95008
___________________________
(Name and Address of Agent For Service)
(408) 727-1885
___________________________
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer	Non-accelerated filer (Do not check if a smaller reporting company)	Smaller reporting company	Emerging Growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INFORMATION REQUIRED PURSUANT
TO GENERAL INSTRUCTION E TO FORM S-8

Explanatory Note

This Registration Statement is being filed by 8x8, Inc. (the “Registrant”) to register 6,342,372 shares of its common stock, $0.001 par value per share (the “Common Stock”) from previously issued grants that were cancelled prior to vesting and which will be issuable to eligible individuals under the Registrant’s (i) 2022 Equity Incentive Plan, for which a registration statement of the Registrant on Form S-8 (File No. 333-266171) is effective, and (ii) Amended and Restated 2017 New Employee Inducement Incentive Plan, for which registration statements of the Registrant on Form S-8 (File Nos. 333-262510, 333-251489, 333-225388, and 333-221290) are effective.

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statements are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
    The following documents filed by the Registrant with the SEC are hereby incorporated by reference in this Registration Statement:
1. The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed with the SEC on May 24, 2023; and
2. The description of the Registrant’s capital stock filed as Exhibit 4.1 to its Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed with the SEC on May 24, 2023.

In addition, all documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 8.    Exhibits.
Exhibit     Description
5.1    Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
10.1    8x8, Inc. 2022 Equity Incentive Plan
10.2     8x8, Inc. Amended and Restated 2017 New Employee Inducement Incentive Plan
23.1    Consent of Skadden, Arps, Slate, Meagher and Flom (included in Exhibit 5.1)
23.2     Consent of Independent Registered Public Accounting Firm
24.1     Power of Attorney (included in signature page to this Registration Statement)
107.1     Filing Fee Table

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Campbell, State of California, on this 25th day of May 2023.
8x8, Inc.
By:     /s/ Samuel Wilson
Samuel Wilson
Interim Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Samuel Wilson, Laurence Denny and Kevin Kraus, and each one of them, acting individually and without the other, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution, for him or her, and in his or her name, place and stead in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel Wilson Samuel Wilson	Interim Chief Executive Officer (Principal Executive Officer)	May 25, 2023

/s/ Kevin Kraus Kevin Kraus	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 25, 2023

/s/ Jaswinder Pal Singh Jaswinder Pal Singh	Chairman and Director	May 25, 2023

/s/ Monique Bonner Monique Bonner	Director	May 25, 2023

/s/Todd Ford Todd Ford	Director	May 25, 2023

/s/Alison Gleeson Alison Gleeson	Director	May 25, 2023

/s/ Eric Salzman Eric Salzman	Director	May 25, 2023

/s/ Elizabeth Theophille Elizabeth Theophille	Director	May 25, 2023